Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                  Date of Report June 26, 1995
                (Date of earliest event reported)



                 California Energy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874               94-2213782
(State of other       (Commission File       (IRS Employer
 jurisdiction of       Number)                Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
(Address of principal executive offices)                 Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500





                               N/A



Item 5.  Other Events

     On June 26, 1995, the Registrant announced a planned offering of $200,000,000 of its Limited Recourse Senior Secured Notes Due 2003 as part of a refinancing of certain indebtedness incurred in connection with CE's acquisition of Magma Power Company in February 1995. An S-3 Registration Statement for the planned offering has been filed with the Securities and Exchange Commission. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated June 26, 1995.




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              California Energy Company, Inc.




                              By: \s\ Douglas L. Anderson
                                    Douglas L. Anderson
                                    Assistant Secretary



Dated: June 29, 1995